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                              AMENDED AND RESTATED
                       LIMITED LIABILITY COMPANY AGREEMENT
                                       OF
                          AMERICAN COMMERCIAL LINES LLC


     THIS AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT (the "Agreement") is made effective as of the 22nd day of January, 2003, by and between American Commercial Lines Holdings LLC, a Delaware limited liability company, as the sole member (the "Member"), and American Commercial Lines LLC, a Delaware limited liability company (the "Company").

     1. Formation of the Company. The Company has filed a certificate of formation (the "Certificate of Formation") with the Secretary of the State of Delaware for the purpose of forming the Company as a limited liability company under the Delaware Limited Liability Company Act. 6 Del. C. Section 18-101, et seq. ("Act").

     2. Name of the Company. The name of the Company stated in the Certificate of Formation and the limited liability company governed by this Agreement is "American Commercial Lines LLC."

     3. Purpose. This Company is formed for the object and purpose of, and the nature of the business to be conducted and promoted by the Company is, engaging in any lawful act or activity for which limited liability companies may be formed under the Act and engaging in any and all activities necessary or incidental to the foregoing.

     4. Registered Office; Registered Agent. The registered office of the Company in the State of Delaware is located at The Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801, and the registered agent of the Company at such address is The Corporation Trust Company.

     5. Membership Interests. The Company shall be authorized to issue one hundred (100) membership interests ("Membership Interests"), all of which shall be issued to the Member. Membership Interests shall for all purposes be personal property.

     6. Certificate of Membership Interest. The Company shall issue to the Member a limited liability company certificate in the form annexed hereto as
Exhibit I (a "Certificate"), evidencing the Membership Interests in the Company held by such Member. The Certificate shall be transferable only on the books of the Company, to be kept by the Secretary of the Company, on surrender thereof by the registered holder in person or by attorney, and until so transferred, the Company may treat the registered holder of a Certificate as the owner of the interest evidenced thereby for all purposes whatsoever. Nothing contained in this Section 6 shall authorize or permit the Member to transfer its interest except as contemplated by Section 8. For the purposes of Article 8 in any Uniform Commercial Code, each interest in the Company as evidenced by a Certificate shall be deemed to be a security, as such term is defined in any Uniform Commercial Code.

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     7. Pledge of Membership Interests. To secure, among other things, the payment and performance of the obligations of the Company to The Chase Manhattan Bank as issuing bank and as administrative agent and collateral agent ("Chase") for itself and certain other financial institutions (the "Lenders") from time to time party to that certain Credit Agreement which is to be entered into and dated as of June 30, 1998 among Chase, the Lenders, the Company and American Commercial Lines Holdings LLC (as amended from time to time, the "Credit Agreement"), the Member will pledge 100% of its Membership Interests in the Company to Chase, for the benefit of itself and the Lenders. Said pledge is hereby authorized by the Member and the Company. The books and records of the Company shall be marked to reflect the pledge of the Membership Interests to Chase, for the benefit of itself and the Lenders. For so long as any Loans (as defined in the Credit Agreement) remain outstanding, no Membership Interest or any rights relating thereto will be transferred or further encumbered and no new Members will be admitted without the written consent of Chase and, if the Company is advised by Chase that an event of default has occurred under the Credit Agreement, the Company will comply with the provisions of the Pledge Agreement (as defined in the Credit Agreement) which is to be entered into and dated as of June 30, 1998. No exercise by Chase of its rights under such Pledge Agreement shall constitute a violation of or be prohibited by this Agreement and Chase shall become a member upon such exercise.

     8. Capital Contributions by the Member. The Member shall not be obligated to make capital contributions to the Company, and the Membership Interests shall be nonassessable.

     9. Allocation of Profits and Losses. The Company's profits and losses shall be allocated entirely to the Member, and the Member's distributive share of income, gain, loss, deduction, or credit (or item thereof) shall be determined and allocated in accordance with this Section 10 to the fullest extent permitted by Sections 704(b) and (c) of the Internal Revenue Code of 1986, as amended, and the treasury regulations promulgated thereunder.

     10. Distributions. Distributions shall be made to the Member at the times and in the aggregate amounts determined by the Manager.

     11. Board of Managers. The Member has the authority under this Agreement and the Act to manage the business and affairs of the Company and to delegate such authority. Since inception, the Member has delegated its authority to manage the business and affairs of the Company to a Board of Managers (the "Board") consisting of three managers ("Managers"). The business and affairs of the Company shall continue to be managed by the Board and the Member hereby ratifies and approves all actions of the Board and the Managers since inception of the Company. Each Manager shall have one (1) vote on all matters brought before the Board. The Board shall direct, manage and control the business of the Company and, except as authorized in writing by the Board or permitted by this Agreement, no Member shall directly or indirectly act as agent of the Company for any purpose, engage in any transaction, make any commitment, enter into any contract or incur any obligation in the name of the Company or in any other way hold itself out as acting for or on behalf of the Company. Except for situations in which the approval of the Member is expressly required by the Act, and the authority of the Member to appoint and remove the Managers in its sole discretion, the Board shall have full and complete authority, power and discretion to manage and control the business, affairs and properties of the


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Company, to make all decisions regarding those matters and to perform any and all other acts or activities customary or incident to the management of the Company's business. Each Manager shall perform his or her duties as a Manager in a manner reasonably believed to be in the best interests of the Company and with such care as an ordinarily prudent person in a like position would use under similar circumstances. Except as otherwise provided in the Act or this Agreement, the Member intends that the foregoing standard of care shall be interpreted consistently with the standard of care imposed on directors of a corporation organized under the General Corporation Law of the State of Delaware. A Manager shall not have any liability to the Company or any other person or entity by reason of being or having been a Manager, unless the liability shall have been the result of bad faith, gross negligence, fraud or intentional misconduct by the Manager.

     12. Officers. The officers of the Company, if any, shall be appointed by the Board in its sole discretion. Unless such appointment provides otherwise, each officer so appointed shall have such powers and duties as are provided in the following:

          (a) President. The President shall be the Chief Executive Officer of the Company. Subject to the direction of the Board, he shall have, and exercise, direct charge of, and general supervision over, the business and affairs of the Company, and shall perform all duties incident to the office of a President in a corporation organized under the Delaware General Corporation Law. No person may hold the office of President, or act in place of the President in the case of absence or disability, unless such person is a citizen of the United States.

          (b) Vice Presidents. The powers, duties, and responsibilities of the Vice Presidents shall be fixed by the President, with the approval of the Board. A Vice President may be designated as an Executive Vice President, a Senior Vice President or a Vice President with a functional title.

          (c) General Counsel. The General Counsel shall have general charge of the legal affairs of the Company, and shall cause to be kept adequate records of all suits or actions, of every nature, to which the Company may be a party, or in which it has an interest, with sufficient data to show the nature of the case and the proceedings therein. He or she shall prepare, or cause to be prepared, legal opinions on any subject necessary for the affairs of the Company, and shall perform such other duties as the Board, or the President, may designate.

          (d) Secretary. The Secretary shall attend all meetings of the Board and the Member of the Company and record their proceedings, unless a temporary secretary be appointed. He shall give due notice, as required, of all such meetings, and he shall keep, or cause to be kept, at a place or places required by law, a record of the Member and Managers of the Company, giving the names and addresses of all such Member and Managers. He shall be the custodian of all records, contracts, leases, and other papers and documents of the Company, unless otherwise directed by the Board, and shall perform such other duties as the Board, or the President, may designate. In the case of the Secretary's absence or incapacity, the President may designate an appropriate officer to perform the duties of Secretary.

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          (e) Treasurer. The Treasurer shall receive, keep and disburse all moneys belonging to or coming to the Company, shall keep regular, true and full accounts of all receipts and disbursements, and make detailed reports thereof, shall keep a true record of expenses, losses, gains, assets, and liabilities of the Company, and shall perform such other duties in connection with the administration of the financial affairs of the Company as the Board, or the President, may designate. In the case of the Treasurer's absence or incapacity, the President may designate an appropriate officer to perform the duties of Treasurer.

          (f) Subordinate officers. Each subordinate officer shall hold office for such period, have such authority, and perform such duties as the Board may prescribe. The Board may, from time to time, authorize any officer to appoint and remove subordinate officers and to prescribe the powers and duties thereof.

          Each such officer shall also have such additional powers and duties as from time to time may be conferred by the Board. Any number of offices may be held by the same person. Each officer shall hold office until his or her successor shall be duly appointed and shall qualify or until his or her death, until he or she shall resign, or until he or she shall have been removed, either with or without cause, by the Board in its sole discretion. The salaries or other compensation, if any, of the officers and agents of the Company shall be fixed by the Board. Any appointment pursuant to this
     Section 13 may be revoked at any time by the Board.

     13. Execution of Contracts, Assignments, etc. All contracts, agreements, endorsements, assignments, transfers, stock powers, or other instruments shall be signed by the President, or any Vice President, and attested by the Secretary, or an Assistant Secretary, except where required or permitted by law to be otherwise signed, and except when the signing and execution thereof shall be expressly delegated by the Board to some other officer or agent of the Company.

     14. Limitations on Authority. The authority of the Board over the conduct of the business and affairs of the Company shall be subject only to such limitations as are expressly stated in this Agreement or in the Act.

     15. Indemnification. To the fullest extent permitted by the laws of the State of Delaware, the Company shall indemnify and hold harmless any person who is or was a party, or is threatened to be made a party, to any threatened, pending or completed action, claim, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action, claim, suit or proceeding by or in the right of the Company) by reason of the fact that such person is or was a Manager, Member, officer or employee of the Company or is or was serving at the request of the Company as a director, manager, officer, employee or agent of a corporation, limited liability company, partnership, joint venture, trust or other enterprise (each, an "Eligible Person"), against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such Eligible Person in connection with such action, claim, suit or proceeding, including appeals (collectively, "Indemnifiable Losses"), except to the extent that it is finally judicially determined that such Indemnifiable Losses arose out of or


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were related to actions or omissions of the Eligible Person constituting bad faith, gross negligence, fraud or intentional misconduct.

     To the fullest extent permitted by the laws of the State of Delaware, the Company shall indemnify and hold harmless any Eligible Person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, claim, suit or proceeding by or in the right of the Company to procure a judgment in its favor by reason of the Eligible Person's status as such, against expenses (including attorneys' fees) actually and reasonably incurred by the Eligible Person in connection with the defense or settlement of such action, claim, suit or proceeding, including appeals, except to the extent that it is finally judicially determined that such expenses arose out of or were related to actions or omissions of the Eligible Person constituting bad faith, gross negligence, fraud or intentional misconduct.

     To the fullest extent permitted by the laws of the State of Delaware, the Company shall pay expenses incurred in defending a civil or criminal action, claim, suit or proceeding described in this Section 15 in advance of the final disposition of such action, claim, suit or proceeding upon receipt of an undertaking by or on behalf of the Eligible Person to repay such amount if it shall ultimately be determined that such Eligible Person is not entitled to be indemnified by the Company.

     The provisions of this Section 15 shall be applicable to all actions, claims, suits or proceedings made or commenced after the date of this Agreement, whether arising from acts or omissions to act occurring before or after such date. The provisions of this Section 15 shall be deemed to be a contract between the Company and each Eligible Person who serves in such capacity at any time while this Section 15 and the relevant provisions of the laws of the State of Delaware and other applicable law, if any, are in effect, and any repeal or modification thereof shall not affect any rights or obligations then existing with respect to any state of facts or any action, claim, suit or proceeding then or theretofore existing, or any action, claim, suit or proceeding thereafter brought or threatened based in whole or in part on any such state of facts. If any provision of this Section 15 shall be found to be invalid or limited in application by reason of any law or regulation, it shall not affect the validity of the remaining provisions hereof. The rights of indemnification provided in this Section 15 shall neither be exclusive of, nor be deemed in limitation of, any rights to which any such Eligible Person may otherwise be entitled or permitted by contract, the Certificate, vote of the Member or Managers or otherwise, or as a matter of law, both as to actions in such Eligible Person's official capacity and actions in any other capacity while holding such office, it being the policy of the Company that indemnification of the specified Eligible Persons shall be made to the fullest extent permitted by law.

     For purposes of this Section 15, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on an Eligible Person with respect to an employee benefit plan; and references to "serving at the request of the Company" shall include, but not be limited to, any service as a Manager, officer, employee or agent of the Company which imposes duties on, or involves services by, such Manager, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries.

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     16. Tax Matters. The Company hereby designates the Member, acting solely through its Tax Matters Partner, ACLines LLC, to act as the "Tax Matters Partner" (as defined in Section 6231(a)(7) of the Code) in accordance with Sections 6221 through 6233 of the Code. The Tax Matters Partner is authorized and required to represent the Company (at the Company's expense) in connection with all examinations of the Company's affairs by tax authorities, including resulting administrative and judicial proceedings, and to expend Company funds for professional services and costs associated therewith. The Tax Matters Partner will have reasonable discretion to determine whether the Company (either on its own behalf or on behalf of the Member) will contest or continue to contest any tax deficiencies assessed or proposed to be assessed by any taxing authority. Any deficiency for taxes imposed on the Member (including penalties, additions to tax or interest imposed with respect to such taxes) will be paid by the Member, and if paid by the Company, will be recoverable from the Member (including by offset against distributions otherwise payable to the Member). Notwithstanding anything to the contrary in this Agreement, the Tax Matters Partner has the power and authority in its sole discretion to make an election, or cause the Company to make an election, to have the Company treated as a corporation for U.S. Federal income tax purposes.

     17. Dissolution. The Company shall dissolve, and its affairs shall be wound up, upon the first to occur of the following: (a) upon action by the Board with the written consent of the Member to such effect; and (b) the entry of a decree of judicial dissolution under Section 18-802 of the Act.

     18. Consents. Any action that may be taken by the Member at a meeting may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by the Member. Any action that may be taken by the Board at a meeting may be taken without a meeting if a consent in writing setting forth the action so taken is signed by all of the Managers.

     19. Amendments. Except as otherwise provided in this Agreement or in the Act, this Agreement may be amended only by the written consent of the Member to such effect.

     20. Governing Law. This Agreement shall be construed and enforced in accordance with, and governed by, the laws of the State of Delaware.




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     IN WITNESS WHEREOF, the parties hereto have made this Agreement effective as of the date and year first above written.

                                  AMERICAN COMMERCIAL LINES
                                  HOLDINGS LLC



                                  By:
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                                  AMERICAN COMMERCIAL LINES LLC




                                  By:
                                       -----------------------------------------



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